Exhibit 99.2

FOR IMMEDIATE RELEASE

FUBO DELIVERED $305 MILLION TOTAL REVENUE IN NORTH AMERICA IN Q2 2023, ACHIEVED DOUBLE DIGIT YEAR-OVER-YEAR REVENUE, SUBSCRIBER GROWTH AND EXCEEDED GUIDANCE

Live TV Streaming Platform’s Q2 Progress Toward 2025 Profitability Goal:

●	Raised Full Year 2023 Guidance for North America
●	Reduced Net Loss by $41M
●	Achieved 7% Gross Margin
●	Posted Record Average Revenue Per User (ARPU) in North America

NEW YORK – AUGUST 4, 2023 – FuboTV Inc. (NYSE: FUBO), the leading sports-first live TV streaming platform, today announced its financial results for the second quarter ended June 30, 2023 and raised its previously stated full year 2023 guidance for North America.

Fubo exceeded North American guidance, achieving $305 million in revenue, up 41% year-over-year, and 1,167,000 paid subscribers, up 23% year-over-year. The Company delivered ad revenue in North America of $22.8 million in the second quarter, up 5% year-over-year. This marks an expected return to growth despite a challenged advertising market.

Double digit year-over-year growth was also posted by Fubo’s Rest of World (ROW) streaming business. Total revenue achieved was $8.2 million, up 40% year-over-year, while paid subscribers reached 394,000, up 14% year-over-year. ROW includes the results of Molotov, the French live TV streaming service acquired by Fubo in December 2021.

Notably, Fubo made marked progress toward its 2025 positive free cash flow goal. Compared to prior year, the company reduced net loss by $41 million (with a $12 million improvement in net cash used in operating activities), grew gross margin to 7% and, in North America, expanded ARPU by 13% to $81.62, marking an all-time record. Fubo also delivered a second quarter Adjusted EBITDA (AEBITDA) improvement of $40 million and a Free Cash Flow improvement of $9 million, compared to the second quarter of 2022.

Fubo closed the quarter with $299.7 million in cash, cash equivalents and restricted cash, and is confident that its cash position provides the company with sufficient liquidity to fund its operating plan until achieving expected positive cash flow in 2025.

Looking ahead to the third quarter 2023 in North America, Fubo is projecting 1,327,000 to 1,347,000 paid subscribers, representing 9% year-over-year growth at the midpoint, and revenue of $272.5 million to $277.5 million, representing 25% year-over-year growth at the midpoint.

The Company is also raising its previously stated full year 2023 guidance for North America. Fubo projects 1,565,000 to 1,585,000 million paid subscribers, representing 9% year-over-year growth at the midpoint, and revenue of $1.26 billion to $1.28 billion, representing 29% year-over-year growth at the midpoint.

Complete second quarter 2023 results are detailed in Fubo’s shareholder letter available on the company’s IR site.

“We are encouraged with our execution in the first half of the year, including posting year-over-year double digit revenue and subscriber growth in the second quarter, while meaningfully reducing our net loss by $41 million,” said David Gandler, co-founder and CEO, Fubo. “With an improving ad sales backdrop we remain on track to achieve our 2025 positive free cash flow target. We are as excited and as confident as ever about the opportunities ahead to leverage our resources on the back of key strategic additions to our platform, including over 35 regional sports networks (RSNs) and more than 125 FAST channels, as well as the Maximum Effort Channel in partnership with Ryan Reynolds and Maximum Effort.”

“Significant in Fubo’s strong second quarter results was our year-over-year revenue and subscriber growth in North America, which came in ahead of guidance,” said Edgar Bronfman Jr., executive chairman, Fubo. “This growth reaffirms the pricing power and strong appeal of our aggregated, sports-first content offering. As we significantly progress our path to profitability, Fubo is poised to continue to benefit from the ongoing market dynamics driving a decline in cable TV alongside the growing appeal of CTV. We are confident we are on the right path to achieve our 2025 profitability goal and create exceptional value for our shareholders.”

Live Webcast

Gandler and CFO John Janedis will host a live conference call today at 8:30 a.m. ET to deliver brief remarks followed by Q&A. The live webcast will be available on the Events & Presentations page of Fubo’s investor relations website. An archived replay will be available on Fubo’s website following the call. Participants should join the call 10 minutes in advance to ensure that they are connected prior to the event.

About Fubo

With a mission to build the world’s leading global live TV streaming platform with the greatest breadth of premium content and interactivity, FuboTV Inc. (NYSE: FUBO) aims to transcend the industry’s current TV model. The company operates Fubo in the U.S., Canada and Spain and Molotov in France.

In the U.S., Fubo is a sports-first cable TV replacement product that aggregates more than 175 live sports, news and entertainment networks and is the only live TV streaming platform with every Nielsen-rated sports channel (source: Nielsen Total Viewers, 2022). Leveraging Fubo’s proprietary data and technology platform optimized for live TV and sports viewership, subscribers can engage with the content they are watching through interactive product features like FanView, an in-video experience showcasing live game, team and player stats and scores in real time. Fubo was also the first virtual MVPD to enable simultaneous viewing of up to four live channels (Multiview on Apple TV) as well the first to stream in 4K HDR.

Ranked #1 in Customer Satisfaction among Live TV Streaming Providers by J.D. Power (2022), Fubo has been called “a force in sports streaming” by Forbes, “the best streaming service for sports aficionados” by Tom’s Guide and was heralded by CNET for its “ease of use.” Learn more at https://fubo.tv.

Basis of Presentation – Continuing Operations

In connection with the dissolution of Fubo Gaming, Inc. and termination of Fubo Sportsbook in October 2022, the assets and liabilities and the operations of our former wagering reportable segment have been presented as discontinued operations in our consolidated financial statements. With respect to our continuing operations, we operate as a single reportable segment. Financial information presented in this release reflects Fubo’s results on a continuing operations basis, which excludes our former wagering reportable segment. Prior periods have been recast to conform to this presentation.

Key Performance Metrics and Non-GAAP Measures

Paid Subscribers

We believe the number of paid subscribers is a relevant measure to gauge the size of our user base. Paid subscribers is defined as total subscribers that have completed registration with Fubo, have activated a payment method (only reflects one paying user per plan), from which Fubo has collected payment from in the month ending the relevant period. Users who are on a free (trial) period are not included in this metric.

Average Revenue per User (ARPU)

Beginning in the third quarter of 2022, Average Revenue Per User (ARPU) is calculated using Subscription revenue and Advertising revenue on a GAAP basis. Previously, ARPU was calculated using Platform Bookings, which consisted of Subscription revenue and Advertising revenue, adjusted for deferred revenue.

We believe ARPU provides useful information for investors to gauge the revenue generated per subscriber on a monthly basis. ARPU, with respect to a given period, is defined as total Subscription revenue and Advertising revenue recognized in such period, divided by the average daily paid subscribers in such period, divided by the number of months in such period. Advertising revenue, like Subscription revenue, is primarily driven by the number of subscribers to our platform and per-subscriber viewership such as the type of, and duration of, content watched on platform. We believe ARPU is an important metric for both management and investors to evaluate the Company’s core operating performance and measure our subscriber monetization, as well as evaluate unit economics, payback on subscriber acquisition cost and lifetime value per subscriber. In addition, we believe that presenting a geographic breakdown for North America ARPU and ROW ARPU allows for a more meaningful assessment of the business because of the significant differences in both Subscription revenue and Advertising revenue generated on a per subscriber basis in North America when compared to ROW due to our current subscription pricing models and advertising monetization in the two geographic regions.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure defined as Net Loss from Continuing Operations, adjusted for depreciation and amortization, stock-based compensation, income tax benefit, other expenses, and one-time non-cash expenses.

Gross Profit and Gross Margin (GAAP)

Gross Profit is defined as Revenue less Subscriber related expenses and Broadcasting and transmission. Gross Margin is defined as Gross Profit divided by Revenue. We believe these measures are useful because they represent key profitability metrics for our business and are used by management to evaluate the performance of our business, including measuring the cost to deliver our product to subscribers against revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as net cash used in operating activities - continuing operations, reduced by capital expenditures (consisting of purchases of property and equipment and capitalization of internal use software). We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

Certain measures used in this release, including Adjusted EBITDA and Free Cash Flow, are non-GAAP financial measures. We believe these are useful financial measures for investors as they are supplemental measures used by management in evaluating our core operating performance. Our non-GAAP financial measures have limitations as analytical tools and you should not consider them in isolation or as a substitute for an analysis of our results under GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures are not a substitute for GAAP financial measures. Second, these non-GAAP financial measures may not provide information directly comparable to measures provided by other companies in our industry, as those other companies may calculate their non-GAAP financial measures differently.

The following table includes a reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure.

fuboTV Inc.

Reconciliation of GAAP Subscription and Advertising Revenue to North America ARPU

(in thousands, except average subscribers and average per user amounts)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2023	June 30, 2022
	As-Reported	As-Reported
Subscription Revenue (GAAP)	$288,994	$199,943
Advertising Revenue (GAAP)	23,070	22,020
Subtract:
ROW Subscription Revenue	(7,906)	(5,540)
ROW Advertising Revenue	(250)	(303)
Total	303,908	216,120
Divide:
Average Subscribers (North America)	1,241,218	997,979
Months in Period	3	3
North America Monthly Average Revenue per User (NA ARPU)	$81.62	$72.19

fuboTV Inc.

Reconciliation of Net Loss from Continuing Operations to Non-GAAP Adjusted EBITDA

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2023	June 30, 2022
	As-Reported	As-Reported
Reconciliation of Net Loss from Continuing Operations to Adjusted EBITDA
Net loss from continuing operations	$(54,209)	$(94,964)
Depreciation and amortization	8,913	8,410
Stock-based Compensation	13,057	12,864
Other expense	1,815	3,935
Income tax benefit	(121)	(355)
Adjusted EBITDA	(30,545)	(70,110)

fuboTV Inc.

Reconciliation of Net Cash Used in Operating Activities - Continuing Operations to Free Cash Flow

(in thousands)

Year-over-Year Comparison

	Three Months Ended
	June 30, 2023	June 30, 2022
	As-Reported	As-Reported
Net cash used in operating activities - continuing operations	$(71,028)	$(83,430)
Subtract:
Purchases of property and equipment	(165)	(164)
Capitalization of internal use software	(4,588)	(923)
Free Cash Flow	(75,781)	(84,517)

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of FuboTV Inc. (“Fubo”) that involve substantial risks and uncertainties. All statements contained in this press release that do not relate to matters of historical fact are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including statements regarding our business strategy and plans, market opportunity, our financial condition, our anticipated financial performance, our anticipated cash requirements, our expectations regarding profitability and becoming cash flow positive in 2025. The words “could,” “will,” “plan,” “intend,” “anticipate,” “approximate,” “expect,” “potential,” “believe” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Fubo makes due to a number of important factors, including but not limited to the following: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to effectively manage our growth; our ability to attract and retain subscribers; obligations imposed on us through our agreements with certain distribution partners; we may not be able to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to our reporting obligations; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are discussed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the Securities and Exchange Commission (“SEC”), our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023 to be filed with the SEC, and our other periodic filings with the SEC. We encourage you to read such risks in detail. The forward-looking statements in this press release represent Fubo’s views as of the date of this press release. Fubo anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing Fubo’s views as of any date subsequent to the date of this press release.

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Investor Contacts

Alison Sternberg, Fubo

asternberg@fubo.tv

JCIR for Fubo

ir@fubo.tv

Media Contacts

Jennifer L. Press, Fubo

jpress@fubo.tv

Bianca Illion, Fubo

billion@fubo.tv